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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in the registration statements (Nos. 333-155742, 333-107063 and 333-121630) on Form S-3 and (Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-69995, 333-108193, 333-120585, 333-161371 and 333-00584) on Form S-8 of The Macerich Company of our reports dated February 25, 2011, with respect to the consolidated balance sheet of The Macerich Company as of December 31, 2010, and the related consolidated statements of operations, equity and redeemable noncontrolling interest, and cash flows for the year then ended, and the related financial statement schedule, and The Macerich Company's effectiveness of internal control over financial reporting as of December 31, 2010; and the consolidated balance sheet of Pacific Premier Retail Trust as of December 31, 2010, and the related consolidated statements of operations, equity, and cash flows for the year then ended, and the related financial statement schedule, which reports appear in the December 31, 2010 annual report on Form 10-K of The Macerich Company.

/s/ KPMG LLP

KPMG LLP
Los Angeles, California
February 25, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM